SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    July 18, 2002

HATHAWAY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Colorado	0-4041	84-0518115
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8228 Park Meadows Drive, Littleton, Colorado 80124
(Address of Principal executive offices)

Registrant's telephone number, including area code                    303-799-8200

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant's Certifying Accountant.

    On July 17, 2002, Hathaway Corporation (the "Registrant") replaced Arthur Andersen LLP ("Arthur Andersen") as the principal accountant for the Registrant and its affiliates. For the past two fiscal years, the reports of Arthur Andersen on the Registrant's consolidated financial statements did not contain an adverse opinion nor a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to replace Arthur Andersen was approved by the Board of Directors of the Registrant.

    In connection with the audits of the Registrant's financial statements for each of the two most recent fiscal years ending June 30, 2000 and June 30, 2001 and in the subsequent interim period preceding Arthur Andersen's replacement, there were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make references to the matter in its reports.

    The Company provided Andersen with a copy of the foregoing disclosures. Andersen has informed the Company that due to its current difficulties it will be unable to respond to the Company's filing stating its agreement or disagreement with such statements.

    On July 17, 2002, the Registrant engaged as its new principal accountant KPMG LLP ("KPMG") for the fiscal year ending June 30, 2002. The decision to retain KPMG LLP was approved by the Registrant's Board of Directors upon the recommendation of its Audit Committee. During the two most recent fiscal years and through the date of their appointment, the Registrant has not consulted with KPMG on matters of the type contemplated by Item 304 (a) (2) (i) and (ii) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HATHAWAY CORPORATION
DATE: JULY 18, 2002	By:	/s/ RICHARD D. SMITH
Chief Executive Officer and Chief Financial Officer